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                                                                    EXHIBIT 99.1

PRESS RELEASE


   TELEX COMMUNICATIONS, INC. EXTENDS EXCHANGE OFFER AND CONSENT SOLICITATION

         BURNSVILLE, MINNESOTA - MONDAY, OCTOBER 15, 2001 - Telex Communications, Inc. ("Telex") has announced that it has extended the expiration date for its previously announced Exchange Offer and Consent Solicitation in connection with its proposed debt restructuring plan. The Exchange Offer and Consent Solicitation relate to the Telex 10-1/2% Senior Subordinated Notes Due 2007 (CUSIP No. 879569AD3) and Telex (formerly known as "EV International, Inc.") 11% Senior Subordinated Notes Due 2007 (CUSIP No. 269263AC3) (the "Telex Senior Subordinated Notes").

         The Exchange Offer and Consent Solicitation have been extended to, and are now scheduled to expire at, 5:00 P.M., New York City time on Friday, October 19, 2001. The Exchange Offer and Consent Solicitation are being made pursuant to the Consent Solicitation Statement and Exchange Offering Memorandum dated September 13, 2001 and the related Consent and Letter of Transmittal which more fully set forth the terms of the exchange offer and solicitation of consents. Holders of Telex Senior Subordinated Notes may obtain further information by calling Telex's Information Agent, GSC Partners, attention: Telex Restructuring Contact, at (973) 437-1025, or by facsimile at (973) 437-1037.

         Telex's restructuring plan is intended to significantly reduce Telex's outstanding debt, increase its financial flexibility and improve its cash flow. The Exchange Offer and Consent Solicitation are conditioned upon, among other things, the consent of the lenders under Telex's senior secured credit facility and senior secured notes to the restructuring transactions and obtaining additional senior secured financing. Telex is currently in the process of seeking to obtain such consents and to arrange such financing. Telex currently anticipates that decisions regarding such consents and financing will be made during the week of October 15th. As of this date, tenders of approximately $27.5 million principal amount of the 10-1/2% Senior Subordinated Notes, tenders of approximately $18.5 million principal amount of the 11% Senior Subordinated Notes, have been received pursuant to the Exchange Offer.

         This press release is for informational purposes only and is not intended to serve as a solicitation to buy securities or an offer to sell securities. The securities offered in the exchange offer will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Only holders of the Telex Senior Subordinated Notes who are "accredited investors" under SEC Regulation D may participate in the exchange offer, unless Telex is satisfied in its sole discretion that the inclusion of other holders in the exchange offer would not result in any requirement to register the securities offered in the Exchange Offer under applicable securities laws. Only holders in jurisdictions where the exchange offer is permitted under applicable law will be permitted to participate in the exchange offer. Holders who receive the new securities pursuant to the exchange offer will be entitled to certain exchange and registration rights.

         Telex is a leader in the design, manufacture and marketing of sophisticated audio, wireless and multimedia communications equipment for commercial, professional and industrial customers. Telex provides high value-added communications products designed to meet the


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specific needs of customers in commercial, professional and industrial markets, and, to a lesser extent, in the retail consumer electronics market.

FORWARD-LOOKING STATEMENTS

         Certain of the statements in this press release which are not historical, including Telex's expectations, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that involve a number of risks and uncertainties, which could cause actual results to differ materially from those projected. Risk factors that could cause actual results to differ materially from current expectations include the occurrence of an unanticipated materially adverse change.

         These forward-looking statements should be read in conjunction with the Consent Solicitation Statement and Exchange Offering Memorandum and the related Consent and Letter of Transmittal which contain information which more fully describes additional factors that could cause actual results to differ materially from those projected in any forward-looking statements.

Contact: Telex Communications, Burnsville
         Richard J. Pearson, (952) 736-4240




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